JOINT FILING AGREEMENT



         By this Agreement, the undersigned agree that the Statement on
Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Class A Common Stock of Lazard Ltd is being filed on behalf of each of us.



         Dated:   May 20, 2005

                                     BRUCE WASSERSTEIN


                                     /s/ Bruce Wasserstein
                                     -----------------------------


                                     ELLIS JONES


                                     /s/ Ellis Jones
                                     -----------------------------


                                     PAMELA SIMONE WASSERSTEIN


                                     /s/ Pamela Simone Wasserstein
                                     -----------------------------


                                     BEN WASSERSTEIN


                                     /s/ Ben Wasserstein
                                     -----------------------------